Exhibit 23.1




                    CONSENT OF INDEPENDENT ACCOUNTANTS


            We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 2, 1995, on our audits of the financial statements of Engelhard Corporation. We also consent to the reference to our firm under the caption "Experts."


                                        COOPERS & LYBRAND L.L.P.

New York, New York
April 7, 1995